UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:   February 23, 2004

Commission file number 0-16602

O’HARA RESOURCES, LTD

Nevada

                                                                 88-0485907

 (State of Incorporation)

                 (IRS Employer Identification No.)

3394 Lakeside Court, Reno, Nevada 89509

(Address of principal executive offices)

775-337-7630

(Telephone Number)

Item 5.  Other Events and Regulation FD Disclosure.

On February 16, 2004 the Board of Directors of O’Hara Resources Ltd. (the “Company”), appointed George A. Filippides to the post of President and Chief Executive Officer replacing Robert B. Vrooman.  Mr. Vrooman was appointed Chief Operating Officer and reappointed Secretary.  Mr. Filippides was elected to the Board of Directors and Mr. Filippides and Mr. Vrooman were appointed to serve as Co-Chairmen of the Board of Directors.

The Company has 23,828,709 shares common stock issued and outstanding.

Item 1 through Item 4 and Item 6 through Item 9- not applicable

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

O’Hara Resources, LTD

           (Registrant)

Date 02/23/2004

By :       George A. Filippides

George A. Filippides,   President and CEO

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